Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 19 day of August, 2021, between ARE-MA REGION NO. 87 TENANT, LLC, a Delaware limited liability company (“Landlord”), and VERVE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building: That certain to-be-constructed 14-story building to be known as 201 Brookline Avenue, Boston, Massachusetts, and located on the real property owned by Landlord and described on Exhibit B-1 (the “Property”).

Premises: The (a) the entire 2nd floor of the Building, commonly known as Suite 201, containing approximately 21,104 rentable square feet, (b) the entire 6th floor of the Building, commonly known as Suite 601, containing approximately 41,662 rentable square feet, (c) the entire 7th floor of the Building, commonly known as Suite 701, containing approximately 41,585 rentable square feet, (d) a portion of the first floor of the Building, known as Suite S113, containing approximately 371 rentable square feet of chemical storage space, and (e) a portion of the penthouse floor of the Building, known as Suite S1509, containing approximately 211 rentable square feet of mechanical space, all as determined by Landlord, all as shown on Exhibit A.

Project: The project known as Landmark Center as described on Exhibit B-2, located on the Property and property owned by affiliates of Landlord and operated as single mixed-use complex, including the Building and that certain building commonly known as 401 Park Drive, Boston, Massachusetts (the “401 Park Building”), together with all current and future buildings and improvements thereon and appurtenances thereto.

Base Rent: Initially, $91.00 per rentable square foot of the Premises per year, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 104,933 sq. ft.

Rentable Area of Building: 512,749 sq. ft.

Rentable Area of Project: 1,485,894 sq. ft.

Tenant’s Share of Operating Expenses of Building: 20.46%

Building Share of Operating Expenses of Project: 34.51%

Security Deposit: $4,774,451.50

Target Commencement Date: August 1, 2022

Rent Adjustment Percentage: 3%

Base Term: Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Rent Commencement Date. For clarity, if the Rent Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Rent Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use: Research and development laboratory, assembly/meeting space related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: To be provided to Tenant prior to the Rent Commencement Date	Landlord’s Notice Address: 26 North Euclid Avenue Pasadena, CA 91101 Attention: Corporate Secretary
With a copy to: Samuels & Associates 136 Brookline Avenue Boston, MA 02215 Attention: Legal Department
Tenant’s Notice Address Prior to the Commencement Date: 500 Technology Square, Suite 901 Cambridge, MA 02139 Attention: Andrew Ashe	Tenant’s Notice Address After the Commencement Date: 201 Brookline Avenue, Suite 201 Boston, MA 02118-1331 Attention: Lease Administrator

With copies of notices prior to and after the Commencement Date to legal@vervetx.com and leaseadministrator@vervetx.com.

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

1.
Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Building, the Property and the Property which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Subject to the provisions of Section 43(o)(iii), Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.
2.
Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with the Tenant Improvements in the Premises Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the entirety of the Premises to Tenant within 60 days after the Target Commencement Date (as such date may be extended by Force Majeure (as defined in Section 34) and Tenant Delays, the “Abatement Date”), Base Rent payable with respect to any then un-delivered portion of the Premises shall be permanently abated 1 day for each day after the Abatement Date that Landlord fails to Deliver the remaining un-Delivered portion of the Premises to Tenant. If Landlord does not Deliver the entirety of the Premises within 180 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, following the surrender of any Completed Floor(s) (as defined below) occupied by Tenant, if any, in the condition required under this Lease: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Tenant Improvements,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 10 business days of the lapse of such 180 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. To the extent that Tenant has not elected to void this Lease pursuant to the immediately preceding sentence, then each 60 days thereafter, if Landlord has not delivered the entirety of the Premises for any reason other than Force Majeure delays and Tenant Delays, Tenant shall have the right (with 10 days after each such 60-day period) to terminate this Lease subject to the terms set forth above with respect to the initial 180 days period. Prior to the Substantial Completion of the Tenant Improvements in the entirety of the Premises, within 5 days after receipt of written request from Tenant (not more than once in any calendar month), Landlord shall provide Tenant with a written status update regarding the then-currently anticipated Delivery date.

The “Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Premises to Tenant; or (ii) the date Landlord could have Delivered the Premises but for Tenant Delays. The “Rent Commencement Date” shall be the date that is 90 days after the Commencement Date. The period commencing on the Commencement Date through the day immediately preceding the Rent Commencement Date may be referred to herein as the “Abatement Period.” Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

Notwithstanding anything to the contrary contained herein, to the extent that the Tenant Improvements with respect to the 2nd floor, the 6th floor and/or the 7th floor are Substantially Completed prior to the Tenant Improvements on the other floor(s) of the Premises being Substantially Completed (any such floor, a “Completed Floor”), Tenant may elect to take Delivery of any such Completed Floor(s) for Tenant’s occupancy. If Tenant elects by delivery of written notice to Landlord to occupy any such Completed Floor(s) then, notwithstanding anything to the contrary contained in this Lease: (A) the Commencement Date shall occur with respect to such Completed Floor(s) on the date that Landlord Delivers such Completed Floor(s) to Tenant, (B) the Rent Commencement Date with respect to such Completed Floor(s) shall be the date that is 90 days after the Commencement Date with respect to such Completed Floor(s), and (C) the expiration of the Base Term of the Lease shall be measured from the Rent Commencement Date with respect to the final floor(s) of the Premises Delivered to Tenant. For the avoidance of doubt, Tenant shall be required to commence paying Operating Expenses, Utilities and Monthly Parking Charges with respect to each Completed Floor on the Commencement Date with respect to such Completed Floor.

Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (x) Tenant shall accept the Premises in their condition as of the Commencement Date; (y) Landlord shall have no obligation for any defects in the Premises; and (z) Tenant’s taking possession of the Premises (or any portion thereof) shall be conclusive evidence that Tenant accepts the Premises (or the applicable portion thereof) and that the Premises (or the applicable portion thereof) were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding, so long Tenant does not commence operating its business in all or a portion of the Premises, the obligation to pay Base Rent and Operating Expenses. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties issued to Landlord as set forth in the Work Letter in connection with the Tenant Improvements.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.
Rent.
a.
Base Rent. Base Rent for the month in which Rent Commencement Date occurs (or, if the Rent Commencement Date does not occur on the first day of a calendar month, Base Rent for the first full calendar month following the Rent Commencement Date) and the Security Deposit shall be due and payable concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing, or via federally insured wire transfer (including ACH) pursuant to the wire instructions provided by Landlord. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
b.
Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
4.
Base Rent Adjustments.
a.
Annual Adjustments. Base Rent shall be increased on each annual anniversary of the Rent Commencement Date (provided, however, that if the Rent Commencement Date occurs on a day other than the first day of a calendar month, then Base Rent shall be increased on each annual anniversary of the first day of the first full calendar month immediately following the Rent Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.
b.
Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Additional Tenant Improvement Allowance or any portion(s) thereof (“TI Rent”). Any TI Rent remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease. For the avoidance of doubt, TI shall not be subject to adjustment pursuant to Section 4(a) above. Tenant may prepay the then-outstanding TI Rent (including applicable interest remaining unpaid) in full at any time without penalty.

5.
Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building and Property (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or Property) including, without duplication, (i) Taxes (as defined in Section 9), (ii) the cost of enhanced services provided at the Building and/or Project which are specifically intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of communicable diseases and/or viruses of any kind or nature (collectively, “Infectious Conditions”), (iii) the cost (including, without limitation, any commercially reasonable subsidies which Landlord may provide in connection with the Project Amenities) of the common area amenities (each, a “Project Amenity” and collectively, the “Project Amenities”) now or hereafter located at the Project and available, except for temporary interruptions and/or Force Majeure, for Tenant’s use, after revenues from the Project Amenities realized by Landlord or its affiliates, if any, are applied against such costs, (iv) costs related to the parking structures and/or other parking areas serving the Project and transportation costs (including costs associated with Landlord’s operation of or participation in a shuttle service serving the Project, if any), (v) Permitted Capital Improvements (as defined below) amortized over the useful life of such Permitted Capital Improvements in accordance with sound real estate accounting practices consistently applied, as reasonably determined by Landlord taking into account all relevant factors including, if applicable, the 24x7 operation of the Building and/or any Building Systems, and (vi) the costs of Landlord’s third party property manager (not to exceed 3% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided that during the Abatement Period, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period), excluding only:

a.
the original construction costs of the Project and costs of correcting defects in such original construction;
b.
capital expenditures other than those capital repairs improvements and replacements that: (1) are required in order to comply with Legal Requirements (other than compliance with those Legal Requirements for which Landlord is, at Landlord’s sole cost and expense, responsible for compliance with pursuant the provisions of the first sentence of the second paragraph of Section 7 below); (2) actually reduce Operating Expenses, (3) maintain or improve the utility, efficiency or capacity of the Building, any Building Systems or the Common Areas of the Project, (4) are incurred in connection with repairs that extend the life of any capital items and/or (5) are triggered by Tenant’s particular use of the Premises or Tenant’s Alterations (collectively, “Permitted Capital Improvements”);
c.
interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;
d.
depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);
e.
advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, free rent and construction allowances for tenants;
f.
legal and other expenses incurred in the negotiation or enforcement of leases;

g.
completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;
h.
costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;
i.
salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;
j.
general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
k.
costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes (including litigation) with employees, consultants, management agents, leasing agents, purchasers, mortgagees or vendors of the Building or Property;
l.
costs including, without limitation, penalties and fines incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);
m.
penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
n.
overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
o.
costs of Landlord’s charitable or political contributions;
p.
costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;
q.
costs incurred in the sale or refinancing of the Property or Project;
r.
net income taxes of Landlord or the owner of any interest in the Property or Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Property or Project or any portion thereof or interest therein;
s.
costs in connection with any particular Project Amenity for any period prior to the date that such Project Amenity commences operations; and
t.
any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the “Energy Savings Costs”) shall be amortized over a period of years equal to the least of (A) the useful life of such capital items as reasonably determined by Landlord taking into account all relevant factors, or (B) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as “Tenant’s Share of Operating Expenses of Building,” (which Tenant’s Share is a percentage equal to 104,933 rentable square feet divided by 512,749 rentable square feet) and “Building’s Share” shall be the percentage set forth on the first page of this Lease as “Building’s Share of Operating Expenses of Project,” (which Building’s Share is a percentage equal to 512,749 rentable square feet divided by 1,485,894 rentable square feet)

each as may be reasonably adjusted by Landlord for changes in the physical size of the Premises, Building, Property and/or Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any Operating Expenses that relate to any item of expense or cost (1) equitably and reasonably allocated only to the Premises, the Building or Property, (2) equitably and reasonably allocated to only a portion of the Building, Property or Project that includes the Premises, or (3) a greater proportion of which is equitably and reasonably allocated to the Premises, or a portion of the Building, Property or Project that includes the Premises, as reasonably determined by Landlord. Landlord may equitably increase the Building’s Share for any Operating Expenses that relate to any items of expense or cost (A) equitably and reasonably allocated to only the Building or the Property, or a portion of the Project that includes the Building or Property, or (B) a greater proportion of which is equitably and reasonably allocated to the Building or the Property, or a portion of the Project that includes the Building or Property, as reasonably determined by Landlord. Base Rent, Tenant’s Share and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.” Increases in the percentage which is Tenant’s Share shall not be based on the Building or Project occupancy or vacancy or the revenues generated from tenants of the Project.

6.
Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the Commonwealth of Massachusetts, or by overnight delivery or facsimile in the continental United States. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

If, as of the expiration of the expiration of the 36th month after the Rent Commencement Date, (x) Tenant is not then in Default under this Lease, and (y) Tenant has not been in Default under at any time during the Term (collectively, the “Reduction Requirements” and each a “Reduction Requirement”), then the Security Deposit shall be reduced to an amount equal to 4 months of Base Rent (the “Reduced Security Deposit”). If Tenant delivers a written request to Landlord for such reduction of the Security Deposit then, so long as the Reduction Requirements have been satisfied, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit. If the Security Deposit is reduced as provided in this paragraph, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit for all purposes of this Lease.

7.
Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment that would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible, at Landlord’s cost and not as part of Operating Expenses, for the compliance of the Premises and the Common Areas of the Project with Legal Requirements (including the ADA) as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as otherwise expressly provided in the 2 immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or Tenant’s Alterations.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8.
Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord from and after the initial 30 day period immediately following the expiration or termination of the Term, resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.
Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, payments in lieu of taxes or otherwise pursuant to Massachusetts General Laws Chapter 121A and any Section 6A contract to which the Property is subject, excise taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Building, Property or Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises, Building, Property or Project or portion thereof, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises, Building, Property or Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee, charge, tax or assessment on Landlord’s business or occupation of leasing space in the Building, Property or Project or portion thereof. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Operating Expenses hereunder shall also include the cost of tax monitoring services provided to Landlord with respect to the Building, Property or Project. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Building, Property or Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Building, Property or Project, or portion thereof of which the Premises are a part, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.
10.
Parking; Monthly Parking Charges; Temporary Access Plan Agreement.
a.
Generally. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below), the exercise by Landlord of its rights hereunder, commencing on the Commencement Date, Tenant shall be allocated and required to pay Monthly Parking Charges for 0.7 parking spaces per 1,000 rentable square feet of the Premises (“Tenant’s Parking Allocation”), which parking spaces shall be located in the structured parking facility located at the Project which services the Building and the 401 Park Building (the “Project Garage”). All such parking spaces shall be located in those areas of the Project Garage designated for non-reserved parking, and the use of such parking spaces shall be subject in each case to Landlord’s reasonable rules and regulations. Unless otherwise determined by Landlord, the Project Garage shall be operated on a self-parking basis. Notwithstanding the foregoing, Landlord may institute parking programs at the Project Garage including, without limitation, valet parking or stacked parking. The “Monthly Parking Charge” shall mean the market rate monthly charge therefor designated by Landlord, adjusted reasonably and no more frequently than once in any 12-month period, which Monthly Parking Charge is anticipated as of the Commencement Date equal to $450.00 per space per month. The parking privileges granted to Tenant pursuant to this Section 10 are non-transferable (other than in connection with an assignment or sublease pursuant to Section 22 hereof). Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.
b.
Alternative Parking Facilities. Notwithstanding anything to the contrary contained in this Section 10, upon Landlord’s election (which may be exercised from the time and at any time during the Term), up to 50% of Tenant’s Parking Allocation may be located in one or more parking facilities (each, an “Alternate Parking Facility” and collectively, “Alternative Parking Facilities”) in close proximity to the Project (i.e., being within 0.25 miles of the Project) in lieu of within the Project Garage. Such Alternate Parking Facilities may include those certain parking facilities commonly known as the Trilogy Garage and the Van Ness Garage. Alternate Parking Facilities (and, if elected by Landlord, the Project Garage) shall be operated and managed by one or more third party operators (each, a “Parking Facilities Operator”). Unless otherwise determined by the applicable Parking Facilities Operator, each Alternate Parking Facility shall be operated on a self-parking basis. Notwithstanding the foregoing, a Parking Facilities Operator may institute parking programs at any Alternate Parking Facility including, without limitation, valet parking or stacked parking. Tenant acknowledges and agrees that, in connection with the potential Redevelopment (as defined in Section 41(o) below) of the Project, significant changes may be made to the Project Garage, which changes may (i) include, without limitation, the relocation, contraction or reconfiguration of the Project Garage, (ii) result in all or a portion of Tenant’s Parking Allocation being relocated from the Project Garage to one or more of the Alternative Parking Facilities on a temporary or permanent basis.

Except as otherwise expressly provided below, Tenant acknowledges and agrees that (i) the parking of vehicles in the Parking Garage and/or the Alternative Parking Facilities outside of the “Business Hours” of 6:00 a.m. to 7:00 p.m., 7 days per week, shall be limited to the parking of vehicles of Tenant’s employees and contractors during such hours and only while such employees and contractors are actually present at the Project, and (ii) the parking of passenger vehicles in the Parking Garage and/or Alternative Parking Facilities outside of Business Hours is otherwise prohibited; provided, however, that, notwithstanding the foregoing, 25% of Tenant’s Parking Allocation shall be exempt from such limitations and available outside of Business Hours for the parking of passenger vehicles of Tenant’s employees and contractors employed at the Premises, including for temporary short-term parking by Tenant’s employees and contractors employed at the Premises while travelling for business purposes. In no event shall any portion of Tenant’s Parking Allocation be available for long-term nightly parking or vehicle storage (other than on a short-term basis as contemplated in the immediately preceding sentence).

c.
Transportation Access Plan Agreement. Tenant acknowledges that the Project is subject to a Transportation Access Plan Agreement dated May 5, 2017, with The City of Boston Transportation Department, as amended by that certain Transportation Access Plan Agreement Amendment dated December 4, 2019 (collectively, as the same may be amended from time to time, the “TAPA”), and Tenant hereby acknowledges that Landlord is required to comply with the TAPA for the Project. Tenant is encouraged (but not required) to join the MASCO Transportation Management Association. In addition, Tenant shall (i) promote and encourage employees of Tenant and other occupants of the Premises to rideshare or carpool, (ii) promote and encourage employees to use public transportation and other alternative modes of transportation to commute to the Premises, and (iii) provide transit directions and transit schedules on its website to encourage the use of public transportation for trips to the Premises and to make transit maps and schedules available on-site; provided that if at any time the TAPA no longer obligates Landlord to include any of the foregoing provisions in this Lease, then Tenant shall have no further obligation to comply with the same. Tenant shall reasonably cooperate with Landlord (at no cost to Tenant) in programs and other activities initiated by Landlord to comply with Landlord’s obligations under the TAPA, including without limitation, participating in Landlord surveys of employee commuting modes (provided however, the Tenant shall not be obligated to provide Landlord with any personally identifying information about its employees). Tenant acknowledges that it has been provided with a copy of the TAPA.
11.
Utilities, Services.
a.
Generally. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection, janitorial services and pest control (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Sub-meters shall be installed as part of the Tenant Improvements to measure Tenant’s use of electricity, water, gas and any other Utilities as may be determined by Landlord and Tenant in connection with the design and construction of the Tenant Improvements pursuant to the Work Letter. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption as reflecting by applicable sub-meter readings, or, with respect to any jointly-metered Utilities that are not measured by a sub-meter (if any), as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as otherwise expressly set forth in the immediately following paragraph, the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. For the avoidance of doubt, Tenant shall be responsible for reimbursing Landlord, as part of Operating Expenses, for the cost of janitorial services and pest control provided to the Premises.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, to the extent that such Service Interruption is covered by rental interruption insurance carried by Landlord pursuant to this Lease, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant is the tenant occupying the Premises under this Lease and shall not apply to any assignee or sublessee.

Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

b.
Emergency Generator. Tenant shall have the right to use the emergency generator serving the Premises as of the Commencement Date in common with other tenants having the right thereto. Landlord’s sole obligation for either providing an emergency generator or providing emergency back-up power to Tenant shall be: (i) to provide during the Term an emergency generator with not less than the capacity of the emergency generator being installed by Landlord as part of the Base Building Improvements (as defined in the Work Letter), which is designed to provide approximately 4 watts per rentable square foot of the Premises based on the connected load, and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with an operational emergency generator or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise. Notwithstanding anything to the contrary contained herein, Landlord shall, at least once per month as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started. Landlord shall, upon written request from Tenant (not more frequently than once per calendar year), make available for Tenant’s inspection the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request. During any period of replacement, repair or maintenance of the emergency generator when the emergency generator are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed. During any period when the emergency generator is not operational, except to the extent that Landlord is obtaining temporary back-up power for the Premises and/or Building (without any obligation on the part of Landlord to do so), Landlord shall reasonably cooperate, at no material cost to Landlord, with Tenant in its efforts to obtain temporary back-up power for the Premises during such period of non-operation of the emergency generator, including providing a location for the temporary placement of equipment to provide back-up power to the Premises during such period of non-operation of the emergency generator.
c.
Loading Dock/Freight Elevator. Tenant may use the common loading dock and freight elevator serving the Building during the Term in common with others entitled thereto at no additional charge. The regular hours of operation of the loading dock and freight elevator are 8:00am to 6:00pm Monday through Friday and 8:00am to 2:00pm on Saturdays, subject to downtime for maintenance and repairs.
d.
Acid Neutralization System. Landlord shall provide Tenant with non-exclusive access to the acid neutralization system existing as of the date of this Lease (“Acid Neutralization System”) pursuant to the terms and conditions of this Lease. Tenant acknowledges and agrees that the Acid Neutralization

System shall be shared with other tenants of the Building, Project. Tenant shall pay its share of ongoing operation costs of the Acid Neutralization System as an Operating Expense, as allocated by Landlord among Tenant and other user tenants on a pro rata basis, with Tenant’s share based on the ratio of the rentable square footage of the Premises to the sum of the rentable square footages of the Premises and the premises of all other user tenants. Landlord’s sole obligations for providing the Acid Neutralization System, or any acid neutralization system facilities, to Tenant shall be (the “Acid Neutralization Obligations”) to (i) use reasonable efforts to obtain and maintain the permit required from the Massachusetts Water Resources Authority for discharge through the Acid Neutralization System (the “Discharge Permit”), provided that Tenant reasonably cooperates with Landlord and provides all information and documents reasonably necessary in connection with the Discharge Permit; and (ii) contract with a third party to maintain the Acid Neutralization System as operating as per the manufacturer’s standard maintenance guidelines. Notwithstanding anything herein to the contrary, if the Acid Neutralization System must be replaced and the cost thereof is not included in such third party maintenance contract, then, Landlord shall replace the Acid Neutralization System, it being acknowledged, however, that Tenant shall be responsible for its share of all costs incurred in connection therewith as an Operating Expense, as provided in Section 5 above (subject to amortization set forth therein relating to Permitted Capital Improvements).

Tenant shall be solely responsible for the use of the Acid Neutralization System by Tenant and all Tenant Parties. If Landlord after use of reasonable efforts is unable to determine to determine the party responsible for an issue related to the Acid Neutralization System, then Tenant shall be jointly and severally responsible with other tenant users of the Acid Neutralization System for costs incurred to address and resolve the issue. Tenant will cooperate with Landlord’s investigation. Tenant shall use, and cause other parties under its control or for which it is responsible to use, the Acid Neutralization System in accordance with this Lease and in accordance with all applicable Legal Requirements, the Discharge Permit and any permits and approvals from Governmental Authorities for or applicable to Tenant’s use of the Acid Neutralization System. Tenant shall not take any action or make any omission that would result in a violation of the Discharge Permit or any other permit or Legal Requirements applicable to the Acid Neutralization System. Tenant’s compliance with applicable permits and Legal Requirements shall include but not be limited to posting signs at all sinks located in the Premises containing applicable notices regarding the use of sink drains for the disposal of chemicals and other Hazardous Materials. Tenant shall maintain a chemical management plan prohibiting the improper discharge or disposal of chemicals. Tenant shall train all laboratory personnel in the Premises on the proper disposal of chemicals and other Hazardous Materials. Landlord reserves the right, at any time and from time to time, to require reasonable limitations and restrictions on discharges by Tenant to the Acid Neutralization System as Landlord may reasonably determine to be necessary for the operation of the Acid Neutralization System. Landlord and its contractors and consultants shall be permitted to perform periodic sampling of all substances regulated under permits applicable to the Acid Neutralization System, including without limitation the discharge permit issued by the Massachusetts Water Resources Authority (“MWRA”), or as otherwise deemed appropriate by Landlord in its sole discretion. Landlord and its contractors and consultants shall be permitted to perform periodic inspections of the Acid Neutralization System and the discharge points and connections thereto located in the Premises. If requested by Landlord based on conditions pertaining to the Acid Neutralization System, Tenant shall promptly provide updates to its Hazardous Materials List (as defined in Section 30(b) below) to Landlord. Tenant shall promptly notify Landlord of any changes in the flow volume or properties that could impact the operation of the Acid Neutralization System or compliance with applicable permits or Legal Requirements, including without limitation a discharge known or reasonably believed to be non-compliant, changes in Tenant’s operations in the Premises and addition of new equipment by Tenant such as cage washers, glass washers or autoclaves.

The scope of the Decommissioning and HazMat Closure Plan (as defined in Section 28 of this Lease) shall include all actions for the proper cleaning, decommissioning and cessation of Tenant’s use of the Acid Neutralization System, and all requirements under this Lease for the surrender of the Premises shall also apply to Tenant’s cessation of use of the Acid Neutralization System, in each case whether at Lease expiration, termination or prior thereto (but Tenant shall not be required to complete the decommissioning of the Acid Neutralization System if other tenants or occupants will continue to use the same after the expiration or earlier termination of this Lease, nor shall Tenant be responsible for or bear any costs of decommissioning arising from the use of the Acid Neutralization System by any party other than Tenant; it being agreed that if multiple tenants use the Acid Neutralization System, then Landlord shall be responsible for completing the decommissioning thereof, and Tenant shall pay to Landlord within thirty (30) days after invoice therefor Tenant’s share of the reasonable, actual costs of decommissioning based on the ratio of the rentable square footage of the Premises to the rentable square footage of the Premises and the premises of all other user tenants). The obligations of Tenant under this Lease with respect to the Acid Neutralization System shall be joint and several with such other tenants as aforesaid, except in the event that Tenant can prove to Landlord’s reasonable satisfaction that neither Tenant nor any Tenant Party caused, contributed to or exacerbated the matter for which Tenant would otherwise be jointly and severally responsible but for this exception. Without in any way limiting the Acid Neutralization Obligations, Landlord shall have no obligation to provide Tenant with operational emergency or back-up acid neutralization facilities or to supervise, oversee or confirm that the third party maintaining the Acid Neutralization System is maintaining such system as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Acid Neutralization System when such system is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up system or facilities. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Acid Neutralization System will be operational at all times or that such system will be available to the Premises when needed. Without in any way limiting the Acid Neutralization Obligations, in no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Acid Neutralization System or back-up system, if any, or any replacement thereof fails or does not operate in a manner that meets Tenant’s requirements. For the avoidance of doubt, the foregoing shall not abrogate Landlord’s responsibilities under this Lease.

12.
Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld, conditioned or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $200,000.00 per floor of the Premises (which threshold shall increase by 3% per year beginning on the first anniversary of the Commencement Date)(a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable judgment. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to reimbursement from Tenant for its actual, reasonable out-of-pocket costs incurred in connection with the preparation and negotiation of each such waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items listed by Tenant to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Tenant shall not be required to remove the Tenant Improvements at the expiration or earlier termination of the Term, except to the extent that such Tenant Improvements are reasonably determined by Landlord to be special improvements that are not standard to office space in Class A laboratory/office buildings in the Boston area as of the Commencement Date.

13.
Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Building and Property, and all building systems serving the Premises and other portions of the Project including, without limitation, HVAC, plumbing, fire sprinklers and elevators (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or, except as otherwise provided in Section 31, to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Tenant shall have the self-help rights provided for in Section 31.

14.
Tenant’s Repairs. Subject to the terms of Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to require that Tenant also repair, replace and maintain, at Tenant’s expense, any equipment located within the Premises and/or mechanical systems that exclusively serve the Premises. Tenant’s maintenance obligations under this Section 14 shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph with respect to any equipment and/or mechanical systems serving the Premises shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment and/or systems. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.
15.
Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Building, Property or Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Building, Property and Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Building, Property or Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the

Building or Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.
Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, Samuels and Associates Management LLC and their officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) and Holders of Mortgages (each as defined in Section 27 below) as to which Tenant has been given notice harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Property arising directly or indirectly out of use or occupancy of the Premises or the Property by Tenant or any Tenant Party (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Property) or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further hereby irrevocably waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.
17.
Insurance. Landlord shall maintain all risk property insurance and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Building and Property may be included in a blanket policy (in which case the cost of such insurance allocable to the Building and Property will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Landlord, ARE-MA Region No. 87 Owner Limited Partnership, ARE-MA Region No. 87, LLC, Alexandria Real Estate Equities, Inc., Fenway Enterprises 201 Brookline Avenue LLC, Samuels and Associates Management LLC and their affiliates, successors and assigns (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant (i) concurrent with Tenant’s delivery to Landlord of a copy of this Lease executed by Tenant, and (ii) prior to each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Building, Property or Project or any portion thereof and any servicer in connection therewith, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Building, Property or Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, Building, Property or Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.
Restoration. If, at any time during the Term, the all or a portion of the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease effective as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the damaged portion of the Premises that is either longer than the Maximum Restoration Period or would result in the Maximum Restoration Period expiring within the last 18 months of the Term. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this

Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Building, Property or Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building, Property or Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.
Condemnation. If the whole or any material part (i.e, greater than 50%) of the Premises, Building or Property is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Building or Property, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Building and Property as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses, Building’s Share of the Project and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises, Building, Property or Project.
20.
Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

a.
Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
b.
Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
c.
Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.
d.
Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
e.
Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.
f.
Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
g.
Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 10 days after a second notice requesting such document.
h.
Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s notice.

21.
Landlord’s Remedies.
a.
Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
b.
Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
c.
Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever (except as otherwise expressly provided in Section 21(c)(v) with respect to Landlord’s Lump Sum Election). No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.
i.
This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, subject to Section 21(c)(ii) from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.
ii.
Landlord shall be deemed to have satisfied any obligation to mitigate its damages by hiring an experienced commercial real estate broker to market the Premises and directing such broker to advertise and show the Premises to prospective tenants.
iii.
In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same free of any rights of Tenant, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.
iv.
If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a Default by Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed in this Lease for the payment thereof, amounts equal to the installments of Base Rent and all Additional Rent as they would, under the terms of this Lease become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but in the event that the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all of Landlord’s expenses incurred in reletting the Premises (including, without limitation, tenant improvement, demising and remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner: Amounts received by Landlord after reletting, if any, shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery by Landlord no in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered by Landlord, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the Term of this Lease is scheduled to expire according to its terms.

Actions, proceedings or suits for the recovery of damages, whether liquidated or other damages, under this Lease, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

v.
In addition, Landlord, at its election, notwithstanding any other provision of this Lease, by written notice to Tenant (the “Lump Sum Election”), shall be entitled to recover from Tenant, as and for liquidated damages, at any time following any termination of this Lease, a lump sum payment representing, at the time of Landlord’s written notice of its Lump Sum Election, the sum of:
1.
the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the amount of unpaid Base Rent and Additional Rent that would have been payable pursuant to this Lease for the remainder of the Term following Landlord’s Lump Sum Election if this Lease had not been terminated, and
2.
all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less
3.
the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the aggregate net fair market rent plus additional charges payable for the Premises (if less than the then present value of Base Rent and Additional Rent that would have been payable pursuant to this Lease) for the remainder of the Term following

Landlord’s Lump Sum Election, calculated as of the date of Landlord’s Lump Sum Election, and taking into account reasonable estimates of the future costs to relet any then vacant portions of the Premises (except to the extent that Tenant has actually paid such costs pursuant to this Section 21) in order to calculate the net rental revenue that Landlord may expect to obtain for the Premises for the balance of the Term.

Landlord’s recovery under its Lump Sum Election shall be in addition to Tenant’s obligations to pay Base Rent and Additional Rent due and costs incurred prior to the date of Landlord’s Lump Sum Election, and in lieu of any Base Rent and Additional Rent which would otherwise have been due under this Section from and after the date of Landlord’s Lump Sum Election. The yield to maturity on United States Treasury Notes having a maturity date that is nearest the date that would have been the last day of the Term of this Lease, as reported in the Wall Street Journal or a comparable publication if it ceases to publish such yields, shall be used in calculating present values for purposes of Landlord’s Lump Sum Election. For the purposes of this Section, if Landlord makes the Lump Sum Election to recover liquidated damages in accordance with this Section, the total Additional Rent shall be computed based upon Landlord’s reasonable estimate of Tenant’s Share of Operating Expenses and other Additional Rent for each 12-month period in what would have been the remainder of the Term of this Lease and any part thereof at the end of such remainder of the Term, but in no event less than the amounts therefor payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have elapsed since the date hereof, the partial year) immediately preceding the date of Landlord’s Lump Sum Election. Amounts of Tenant’s Share of Operating Expenses and any other Additional Rent for any partial year at the beginning of the Term or at the end of what would have been the remainder of the Term shall be prorated.

vi.
Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to above.
vii.
Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.
viii.
If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.
ix.
If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all reasonable, out of pocket fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including reasonable attorneys’ fees and expenses.
x.
If default by Tenant shall occur in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and with only such notice, if any, as may be practicable under the circumstances in the case of an emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises or the Project not discharged, released or bonded over to Landlord’s satisfaction by Tenant within the time period required pursuant to Section 15 of this Lease, and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 20. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.
xi.
Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d).
xii.
In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any out of pocket costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing by Landlord expressly waiving such provision. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

22.
Assignment and Subletting.
a.
General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners) or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing at least 5 business days after the closing of the financing, and (ii) provided that in no event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.
b.
Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 30 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) with respect to any proposed assignment of this Lease, or with respect to any proposed sublease that would result in more than 50% of the Premises for the remainder of the Term (or substantially all of the remainder of the Term), terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project and there is substantially similar space in the Project then available for direct Lease from Landlord; (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant and any assignee or sublessee subject to a Control Permitted Assignment shall execute a reasonable form of acknowledgment of assignment or sublease, as applicable. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the business, assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the lesser of the net worth (as determined in accordance with GAAP) of Tenant (A) as of the Commencement

Date, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
c.
Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
i.
that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
ii.
A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
d.
No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease with respect to the applicable portion of the Premises, (excluding however, any rent payable under this Section) and actual and reasonable market rent abatement, brokerage fees and commissions, reasonable legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
e.
No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

f.
Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.
Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after Tenant’s receipt of a second written notice from Landlord shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.
Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.
Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.
Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. Such rules and regulations may include, without limitation, rules and regulations relating to the use of the Project Amenities and/or rules and regulations which are intended to encourage social distancing, promote and protect health and physical well-being within the Building and the Project and/or intended to limit the spread of Infectious Conditions. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.
27.
Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project, Property, Building or Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such

Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases or other superior leases and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Property, other than the Ground Lease (as defined in Section 41 below).

Upon written request from Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA reasonably requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease.

28.
Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any Landlord’s employees, agents and contractors (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from

Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Upon the expiration or earlier termination of the Term, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Building, restrooms or all or any portion of the Premises, Building, Property or Project furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.
Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.
Environmental Requirements.
a.
Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises, Building, Property or Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, Building, Property or Project or any adjacent property or if contamination of the Premises, Building, Property or Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses which arise during or after the Term as a result of such contamination or breach by Tenant of its obligations under this Section 30. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, Building, Property, Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, Building, Property, Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, Building, Property, Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, Building, Property or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
b.
Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Building or Property (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Building or Property for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.
c.
Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
d.
Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises, Building, Property or Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, upon three (3) days prior written notice, not more than once per every 12-month period (except to the extent that Landlord reasonably believes that contamination has occurred in the Premises, which case such limitation shall not apply), prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, Building, Property and Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
e.
Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises, Building, Property or Project are used by Tenant or are hereafter placed on the Premises, Building, Property or Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.
f.
Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
g.
Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises, Building, Property or Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.
Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, or if Tenant failed to give Landlord the notice required hereunder within 2 business days of learning of the conditions giving rise to the claimed Material Landlord Default, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems affecting other tenants, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in this Lease. Landlord shall have the right not to reimburse Tenant as provided for in the preceding sentence and instead dispute Tenant’s entitlement to reimbursement, Tenant’s right to perform such repairs and/or maintenance and/or the amount being requested by Tenant. If Landlord elects, in the exercise of its good faith reasonable discretion, to dispute any of the foregoing matters, Landlord shall notify Tenant in writing of the nature of such dispute within 30 days after receipt of Tenant’s written request for reimbursement. Landlord and Tenant shall meet and discuss the dispute and if Landlord and Tenant fail to reach a resolution of the dispute within 15 days after their meeting, the dispute shall be resolved by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association. If the arbitrator decides in favor of Tenant, then Landlord shall promptly pay the amount of any award to Tenant. If either party is determined by the arbitrator to be the prevailing party, then such party shall be entitled to have its reasonable attorneys’ fees and costs in connection with such arbitration paid by the other party. If Landlord has not paid to Tenant in full the amount of any such award plus any attorneys’ fees and costs awarded by the arbitrator within 30 days of the date of the arbitrator’s decision, and so long as Tenant is not in Default under this Lease, then Tenant shall have the right to set off against the next monthly payments of Base Rent the amount of the award.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.
Inspection and Access. Landlord and Landlord’s agents, representatives, and contractors may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 15 months of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises, Building or Property stating the Premises or Building are available to let or that the Building, Property or Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, Building and Property, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.
33.
Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises, Building, Property and/or Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.
Force Majeure. Except for the payment of any amounts owed by either Landlord or Tenant hereunder, including the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at then-applicable market rates or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national epidemic or pandemic, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control of Landlord (“Force Majeure”). Any party claiming Force Majeure shall be required to notify the other party of such Force Majeure promptly after the commencement of such Force Majeure and shall be required to keep such other party reasonably informed regarding the same throughout the period during which Force Majeure is being claimed. Any party claiming a Force Majeure shall, to the extent reasonably possible, use reasonably good faith efforts to minimize such Force Majeure being claimed.
35.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than CBRE and Newmark. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.
Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY OR ANY

PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROPERTY OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

Tenant acknowledges and agrees that measures and/or services implemented at the Project, if any, intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, may not prevent the spread of such Infectious Conditions. Neither Landlord nor any Landlord Indemnified Parties shall have any liability and Tenant waives any claims against Landlord and the Landlord Indemnified Parties with respect to any loss, damage or injury in connection with (x) the implementation, or failure of Landlord or any Landlord Indemnified Parties to implement, any measures and/or services at the Project intended to encourage social distancing, promote and protect health and physical well-being and/or intended to limit the spread of Infectious Conditions, or (y) the failure of any measures and/or services implemented at the Project, if any, to limit the spread of any Infectious Conditions.

37.
Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.
Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises, the Building, the Property or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Elevator lobby signage on the floor on which the Premises is located, Tenant’s name and location on the Building lobby directory and wayfinding signage in locations designated by Landlord shall be inscribed, painted or affixed for Tenant by Landlord, at Landlord’s cost, and shall be of a size, color and type reasonably acceptable to Landlord in a manner consistent with the Building standard. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.
39.
Right to Expand.
a.
Expansion in the Building. Subject to the terms of this Section 39(a) and the superior rights identified in Section 39(e) below, the first time after all or a portion of the ROFO Space becomes available after the initial leasing of the ROFO Space to one or more third parties, Tenant shall have a one-time right, but not the obligation, subject to the terms of this Section 39(a), to expand the Premises (the “Right of First Offer”) to include the ROFO Space upon the terms and conditions in this Section 39. For purposes of this Section 39(a), “ROFO Space” shall mean any space on the 3rd, 5th, and 8th floors of the Building, which is not occupied by a tenant or which is occupied by a then-existing tenant whose lease is expiring within 9 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. The first time after the initial leasing of the ROFO Space to one or more this parties that all or a portion of the ROFO Space will become available, Landlord shall, at such time as

Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “ROFO Notice”) of the availability of such ROFO Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such ROFO Space; provided that Base Rent for the ROFO Space shall be at the Market Rate (as defined in Section 40(a) below). Tenant shall be required to exercise its right under this Section 39(a) with respect to all of the ROFO Space described in the ROFO Notice (the “Identified ROFO Space”). Tenant acknowledges and agrees that the term of the Lease with respect to the ROFO Space may not be co-terminous with the term of the Lease with respect to the then-existing Premises. In no event shall the Work Letter apply with respect to the ROFO Space. Tenant shall have 10 days following receipt of the ROFO Notice to deliver to Landlord written notification of Tenant’s exercise of its Right of First Offer with respect to the Identified ROFO Space (“Exercise Notice”). If Landlord and Tenant are unable to agree on the Market Rate for the ROFO Space after negotiating in good faith within 10 days after Tenant’s delivery of an Exercise Notice, the Market Rate will be determined through arbitration in accordance with Section 40(b) below. If Tenant does not deliver an Exercise Notice to Landlord within such 10 day period, then Tenant shall be deemed to have forever waived its rights under this Section 39(a) to lease the Identified ROFO Space, and Landlord shall have the right to lease the Identified ROFO Space to any third party on any terms and conditions acceptable to Landlord.
b.
Amended Lease. If (i) Tenant fails to timely deliver an Exercise Notice, or (ii) after the expiration of 15 days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the Identified ROFO Space no lease amendment acceptable to both parties each in their sole and absolute discretion for the Identified ROFO Space has been executed, Tenant shall be deemed to have forever waived its right to lease the Identified ROFO Space.
c.
Exceptions. Notwithstanding the above, the Right of First Offer shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:
i.
during any period of time that Tenant is in Default under any provision of this Lease; or
ii.
any time that Tenant is not occupying at least 70% of the then-existing Premises; or
iii.
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of First Offer.
d.
Termination. The Right of First Offer shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Right of First Offer, if, after such exercise, but prior to the commencement date of the Lease with respect to the Identified ROFO Space, (i) Tenant fails to timely cure any default by Tenant under this Lease after applicable notice and cure periods; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Right of First Offer to the date of the commencement of the lease with respect to the Identified ROFO Space, whether or not such Defaults are cured.
e.
Subordinate. Tenant’s Right of First Offer granted pursuant to Section 39(a) above is and shall remain subject and subordinate to the right of Landlord and/or Landlord’s affiliates (and/or any of their respective affiliates, successors and/or assigns) to occupy all or a portion of the ROFO Space for its own purposes as a management and/or marketing office and Landlord’s right to elect to use all or a portion of the Identified ROFO Space for Project Amenities. In addition, Tenant’s Right of First Offer is and shall be subject to and subordinate to the expansion rights of Tango Therapeutics, and Hansjorg Wyss Institute for Biologically Inspired Engineering at Harvard University, Inc., and their respective successors and assigns.
f.
Rights Personal. Expansion Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment.

g.
No Extensions. The period of time within which the Right of First Offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Offer.
40.
Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
a.
Extension Rights. Tenant shall have 1 right (the “Extension Right”) to extend the term of this Lease for 5 years (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right at least 15 months prior, and no earlier than 18 months prior, to the expiration of the Base Term of this Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size and quality (including all Tenant Improvements, Alterations and other improvements) in Class A laboratory/office buildings in the Cambridge and Boston areas for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including, without limitation, views, available amenities (including, without limitation, the Project Amenities), age of the Building, age of mechanical systems serving the Premises, parking costs, leasing commissions, rental abatements, tenant improvement allowances, supplemental tenant improvement allowances and all other tenant inducements or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than 95% of the Base Rent payable as of the date immediately preceding the commencement of such Extension Term. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 365 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

b.
Arbitration.
i.
Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

ii.
The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the

Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

iii.
An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Boston metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Boston metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
c.
Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it may be assigned in connection with any assignment of this Lease that constitutes a Permitted Assignment.
d.
Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord’s option, not be in effect and Tenant may not exercise the Extension Right:
i.
during any period of time that Tenant is in Default under any provision of this Lease; or
ii.
any time that Tenant is not occupying at least 70% of the then-existing Premises; or
iii.
if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant exercises the Extension Right, whether or not the Defaults are cured.
e.
No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.
f.
Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease after applicable notice and cure periods; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
41.
Ground Lease. Tenant acknowledges that the Premises, the Building, and this Lease are and shall remain subject and subordinate to that certain Second Amended and Restated Construction, Development and Lease Agreement, dated as of May 29, 2020, by and between ARE-MA Region No. 87 Owner Limited Partnership, a Massachusetts limited partnership (as successor-in-interest to Landmark

Center Development Limited Partnership), as landlord (the “Ground Lessor”), and ARE-MA Region No. 87 Tenant, LLC, a Delaware limited liability company (as successor-in-interest to Landmark Center Development LLC), as tenant (the “Ground Lease”), and the rights of the Ground Lessor thereunder, and to all amendments, restatements, renewals, modifications, assignments, and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.
42.
Regulatory Agreements. The Project is a project approved and undertaken under Chapter 121A of the Massachusetts General Laws and Chapter 652 of the Acts of 1960, both as amended. Tenant hereby acknowledges that it has received and reviewed, prior to execution of this Lease, the project designation for the Project under the provisions of said Chapter 121A which sets forth fully the permitted uses and limitations for the Project and, therefore, for the Premises (the “121A Designation”). Tenant hereby covenants and agrees that it shall do nothing which would be in violation of the permitted uses under the 121A Designation, the parties hereby acknowledging that use of the Premises for general office purposes does not violate the permitted uses under the 121A Designation. The Project is also subject to and has the benefit of the provisions of a certain contract between the City of Boston and Abbey Landmark Owner LLP pursuant to Section 6A of Chapter 121A of the Massachusetts General Laws dated February 28, 1997.
43.
Miscellaneous.
a.
Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
b.
Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
c.
Financial Information. Tenant shall furnish to Landlord with true and complete copies of (i) upon Landlord’s written request on an annual basis, Tenant’s most recent unaudited (or, if available, audited) annual financial statements, provided, however, that Tenant shall not be required to deliver to Landlord such annual financial statements for any particular year sooner than the date that is 90 days after the end of each of Tenant’s fiscal years during the Term, (ii) upon Landlord’s written request on a quarterly basis, Tenant’s most recent unaudited quarterly financial statements; provided, however, that Tenant shall not be required to deliver to Landlord such quarterly financial statements for any particular quarter sooner that the date that is 45 days after the end of each of Tenant’s fiscal quarters during the Term, (iii) upon Landlord’s written request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, and (iv) upon Landlord’s written request from time to time, any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Notwithstanding anything to the contrary contained in this Lease, Landlord’s written request for financial information pursuant to this Section 43(c) may delivered to Tenant via email. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 43(c) shall not apply.

Landlord agrees to hold the financial statements and other financial information provided under this section in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord shall request that such parties treat the information as confidential. The obligations of confidentiality hereunder shall not apply to information that was in the public domain at the time it was disclosed to Landlord, entered into the public domain subsequent to the time it was disclosed to Landlord through no fault of Landlord, or was disclosed by Tenant to a third party without any confidentiality restrictions. In addition, Landlord may disclose such information without violating this section to the extent that disclosure is reasonably necessary (x) for Landlord to enforce its rights or defend itself under this Lease; (y) for required submissions to any state or federal regulatory body; or (z) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant 5 business days’ prior notice of the same to allow Tenant to obtain a protective order or such other judicial relief.

d.
Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
e.
Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
f.
Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
g.
Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
h.
Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
i.
Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
j.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
k.
Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

l.
Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
m.
No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
n.
Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
o.
Future Redevelopment of Project. Tenant acknowledges that Landlord, in its sole discretion, may from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time (collectively, “Redevelopment”), and that as of the date of this Lease, Landlord plans (but is in no event obligated) to undertake certain Redevelopment of the Project that may include, among other changes, the replacement of the existing Project Garage with a subsurface parking facility and the replacement of some of the existing retail and/or Common Areas of the Project with new construction. In connection with any such Redevelopment during the Term:
i.
Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises;
ii.
Tenant acknowledges that the Project, and its mix of uses, may be altered, expanded, with facilities reduced or otherwise changed from time to time, and that Landlord reserves the right to modify the Project, to change the uses thereof, and to designate areas of the Project as Common Areas or common facilities, or as areas/facilities for the exclusive use of one or more occupants or one or more uses.
iii.
Landlord reserves for its benefit all rights of ownership and use in all respects outside the Premises, including without limitation, all structures and improvements and plazas and Common Areas and facilities in the Project. Without limitation of the foregoing, it is understood that in its sole discretion Landlord shall have the right to change and rearrange the Common Areas and facilities, to add to, change, relocate and eliminate such areas and facilities, to erect new buildings and structures thereon, to permit the use of or lease all or part thereof for exhibitions and displays, to sell, lease or dedicate all or part thereof to public use, and to configure the public and private roadways in the vicinity of the Project, subject to the issuance of necessary governmental approvals, which reconfigurations shall not be deemed to be Takings subject to the provisions of Section 19 of this Lease. Notwithstanding the foregoing, Landlord shall in no event permanently remove from the Project Amenities or permanently make unavailable for Tenant’s use (other than in connection with a Default under this Lease by Tenant) the bicycle storage, locker rooms and showers and the Building’s roof deck. Tenant’s rights under this Lease to use the Common Areas and facilities of the Project, and, if applicable, other areas outside the Premises, shall be subject to Landlord’s right to change or alter the same as set forth herein.

iv.
Landlord reserves the right to add to, change or eliminate any services offered to the occupants of the Project from time to time; provided, however, that Landlord shall not change or eliminate any such services expressly required to be provided by Landlord to Tenant pursuant to this Lease.
v.
Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any Redevelopment are to be expected during the course of such construction.
vi.
Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed Redevelopment nor shall Tenant have the right to delay, restrict, inhibit, prohibit or modify any such Redevelopment. Tenant shall not have the right to terminate this Lease due to the exercise of Landlord’s rights hereunder, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.
p.
Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
q.
Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

VERVE THERAPEUTICS, INC.,

a Delaware corporation

/s/ Andrew Ashe

By: Andrew Ashe

Its: President & COO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 87 TENANT, LLC,

a Delaware limited liability company

By: ARE-MA REGION NO. 87, LLC,
a Delaware limited liability company,
managing member

By: ARE-MA REGION NO. 87 MM, LLC,
a Delaware limited liability company,
managing member

By ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

/s/ Allison Grochola

By: Allison Grochola

Its: SVP - Real Estate Legal Affairs

Verve Therapeutics, Inc. CONFIDENTIAL FOR ADDRESSEE ONLY

August __, 2012 DO NOT COPY OR DISTRIBUTE

August 19, 2021

Verve Therapeutics, Inc.

500 Technology Square, Suite 901

Cambridge, MA02139

Attention: Andrew Ashe

Re: Verve Therapeutics, Inc.
201 Brookline Avenue, Boston, Massachusetts /Letter Agreement

To Whom It May Concern:

Reference is made to that certain Lease Agreement of even date herewith between you, as “Tenant,” and ARE-MA Region No. 87 Tenant, LLC, a Delaware limited liability company, as “Landlord” (the “Lease”). Initially capitalized terms not specifically defined in this letter agreement are intended to have the meanings set forth for such terms in the Lease.

This letter agreement modifies the definition of “Permitted Use” under the Lease and the terms of Section 7 of the Lease and items 3 and 8 of Exhibit E of the Lease with respect to the meaning of “Permitted Use” under the Lease and shall be considered an integral part of the Lease, notwithstanding any language in the Lease to the contrary.

This will confirm that the parties agree that the Permitted Use of the Premises may include use of a portion of the Premises for the housing and use in medical research of rodents and other small animals, but not primates or larger animals, and uses incidental thereto.

The parties will make a commercially reasonable effort to keep the subject matter of this letter agreement confidential between them, and will not voluntarily disclose to any person the contents of this letter agreement except (a) as may be required in connection with any legal, administrative or regulatory proceeding or requirement, (b) to Landlord’s auditors, attorneys, consultants, lenders, prospective purchasers and other parties who need to know such information in the ordinary course of Landlord’s business, (c) to Tenant’s employees, collaborators, donors, lenders and other parties who need to know such information in the ordinary course of Tenant’s business operations, and (d) to any party receiving an estoppel certificate or other certification as to the documents that constitute the Lease.

By this letter agreement, the parties make no other change to the terms of the Lease with respect to the Permitted Use.

Verve Therapeutics, Inc. CONFIDENTIAL FOR ADDRESSEE ONLY

August __, 2012 DO NOT COPY OR DISTRIBUTE

Please acknowledge your agreement to the terms of this letter agreement by countersigning below.

Sincerely,

ARE-MA REGION NO. 87 TENANT, LLC,

a Delaware limited liability company

By: ARE-MA REGION NO. 87, LLC,
a Delaware limited liability company,
managing member

By: ARE-MA REGION NO. 87 MM, LLC,
a Delaware limited liability company,
managing member

By ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

/s/ Allison Grochola

By: Allison Grochola

Its: SVP - Real Estate Legal Affairs

Acknowledged and agreed as of
the date first written above:

VERVE THERAPEUTICS, INC.,

a Delaware corporation

/s/ Andrew Ashe

By: Andrew Ashe

Its: President & COO

☒ I hereby certify that the signature, name, and title
above are my signature, name and title.